Exhibit 99.1

                  Pediatrix Reports Non-GAAP EPS of
    $1.30 for 2005 Fourth Quarter, Reaches Financial Settlement in
             Principle on Medicaid, TRICARE Investigation

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Feb. 8, 2006--Pediatrix Medical Group, Inc. (NYSE: PDX), today reported results from operations for the three and 12 months ended December 31, 2005. In addition, Pediatrix announced that it has reached an agreement in principle on the amount of a financial settlement with the U.S. Department of Justice for a previously announced national Medicaid and TRICARE investigation. Pediatrix has agreed to pay $25.1 million to settle the investigation, subject to obtaining necessary governmental approvals. This amount relates to services provided from January 1996 through December 1999. Completion of this settlement will conclude all pending governmental investigations of the Company's billing for neonatal services. Claims for the period 2000 to 2002 were reviewed as part of the investigation and Pediatrix is not making any payments for these periods.
    Pediatrix reported earnings per share of 65 cents for the three months ended December 31, 2005, when including the impact of equity-based compensation of $5.5 million before taxes and a $14.9 million pre-tax charge to increase existing reserves related to the government investigation. A portion of that charge is not tax-deductible. When excluding those items, Pediatrix earned $1.30 per share for the 2005 fourth quarter, an increase of 18 percent from $1.10 per share for the comparable 2004 period.

    Pediatrix is the nation's leading provider of newborn, maternal fetal and pediatric subspecialty physician services. Its results for the 2005 fourth quarter include:

    -- Strong management of general and administrative expenses, which continue to decline as a percent of revenue when viewed on a comparable basis that excludes equity-based compensation expense and the change in reserves related to the Medicaid and TRICARE investigation; and

    -- Continued robust cash flow from operations, which exceeded $47 million for the period. Pediatrix used its cash to complete a $50 million share repurchase program that had been authorized in November 2005.

    "Our agreement in principle with the government on financial terms is an important step forward in resolving these coding and billing issues," said Roger J. Medel, M.D., Chief Executive Officer of Pediatrix. "Throughout this period, we have remained focused on executing our core strategy. Our 2005 financial results reflect the strength of our business model and our ability to attract and retain physicians to our national group practice. We are encouraged by our prospects for sustained growth within our existing clinical expertise as we simultaneously look to extend our national group practice model to other physician specialties with characteristics that are similar to our newborn physician services."
    For the three months ended December 31, 2005, Pediatrix reported net patient service revenue of $177.7 million, up 10 percent from $161.0 million for the comparable 2004 period. Revenue growth included contributions from acquisitions, as well as same-unit revenue growth of 3.5 percent. Same-unit revenue included patient volume growth of
1.7 percent at neonatal intensive care units (NICUs) staffed by Pediatrix physicians, contributions from other services including maternal-fetal medicine and pediatric cardiology physician subspecialties and a slight increase in revenue from reimbursement-related factors.
    On a GAAP basis, income from operations for the 2005 fourth quarter was $29.7 million and net income was $15.9 million, resulting in earnings per share of 65 cents based on a weighted average 24.4 million shares outstanding.
    When adjusted to exclude equity-based compensation and the charge to increase its Medicaid-investigation reserves, Pediatrix reported operating income of $50.0 million for the 2005 fourth quarter, up 25 percent from $40.2 million for the comparable 2004 period. When excluding these adjustments, general and administrative expenses of $20.8 million were 11.7 percent of revenue, a reduction of 73 basis points from the comparable period of 2004. Non-GAAP net income of $31.6 million for the 2005 fourth quarter increased by 23 percent from $25.8 million for the 2004 fourth quarter.
    For the three months ended December 31, 2005, non-GAAP earnings per share were $1.30 based on a weighted average 24.4 million shares outstanding, up 18 percent from $1.10 per share, based on a weighted average 23.5 million shares outstanding for the 2004 period.
    During the 2005 fourth quarter, cash flow from operations was $47.8 million.
    Pediatrix had cash and cash equivalents of $11.2 million at December 31, 2005, and accounts receivable of $111.7 million. Days sales outstanding remained at less than 60.
    For the 12 months ended December 31, 2005, Pediatrix had record net patient service revenue of $693.7 million, operating income of $147.7 million and net income of $89.0 million, all on a GAAP basis. GAAP earnings per share of $3.72 are based on a weighted average 23.9 million shares outstanding. For all of 2005, Pediatrix had same-unit revenue growth of 5.6 percent, including same-unit NICU patient volume growth of 4.0 percent.
    Pediatrix generated cash flow from operations of $162.4 million for 2005, up 31 percent from $123.8 million in 2004. During 2005, Pediatrix invested $91.9 million in physician group practice acquisitions, including $6.2 million during the 2005 fourth quarter, paid off amounts outstanding under its credit facility, and completed a $50 million share repurchase program that had been authorized in November 2005.
    The Company's agreement in principle with governmental authorities arises from an investigation, coordinated by the U.S. Department of Justice, of Pediatrix's Medicaid, TRICARE and Federal Employees Health Benefits Program billings. The agreement on the financial terms is subject to, among other things, completion of negotiation and approval of a final settlement agreement with relevant federal and state governmental authorities, including the Department of Justice and the Office of Inspector General of the Department of Health and Human Services. There can be no assurance that a definitive settlement agreement will be reached.
    Pediatrix had been informed of the national investigation in June 2003, and has cooperated fully with investigators.

    Outlook

    As a result of the completion of the share repurchase program, Pediatrix now expects that earnings per share for 2006 will be $4.83 to $4.93 on a GAAP basis, or $5.42 to $5.52 per share when excluding the after-tax impact of equity-based compensation. Pediatrix is also introducing quarterly earnings per share guidance for 2006, presented in the following table on a GAAP basis and on an adjusted basis that excludes the impact of estimated equity-based compensation expense:


                         Estimated GAAP   Estimated       Adjusted
                               EPS       Equity-based    Estimated EPS
                                         Compensation
                                            Expense
                         -------------- ---------------- -------------
First Quarter            $0.95 to $0.97     $  0.13    $1.08 to $1.10

Second Quarter           $1.22 to $1.24     $  0.14    $1.36 to $1.38

Third Quarter            $1.33 to $1.36     $  0.16    $1.49 to $1.52

Fourth Quarter           $1.33 to $1.36     $  0.16    $1.49 to $1.52
                        ----------------     -------   --------------
Total                    $4.83 to $4.93     $  0.59    $5.42 to $5.52

    Pediatrix expects that cash flow from operations will exceed $170 million during 2006, excluding any payments that may be made in connection with a final settlement of the national Medicaid and TRICARE investigation.

    Reconciliation of Non-GAAP Information

    This press release contains non-GAAP information, including income from operations, operating margin, net income and earnings per share as adjusted to exclude equity-based compensation expense and expenses related to a pre-tax charge as a result of an increase of the estimated liability relating to the Medicaid and TRICARE investigation. Pediatrix believes that the presentation of non-GAAP guidance provides useful information to management and investors regarding financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Pediatrix's ongoing operating financial performance. This information is not intended to be considered in isolation, or as a substitute of GAAP financial information. The following table reconciles non-GAAP financial information to income from operations, net income and net income per common share which Pediatrix believes are the most comparable GAAP measures:


                                           Three Months Ended
                                            December 31, 2005

                                       GAAP    Adjustments  Adjusted
                                    ---------- ----------- ----------
                                  (in thousands except per share data)

Net patient service revenue         $ 177,695   $      --  $ 177,695
                                      --------               --------
Operating expenses:
Practice salaries and benefits         98,115      (1,188)    96,927
Practice supplies and other
 operating expenses                     7,569          --      7,569
General and administrative expenses    39,956     (19,188)    20,768
Depreciation and amortization           2,400          --      2,400
                                      --------               --------

Total operating expenses              148,040          --    127,664
                                      --------               --------

Income from operations                 29,655          --     50,031
    Operating margin                     16.7%                 28.2%

Investment income                         534          --        534
Interest expense                         (209)         --       (209)
                                      --------               --------

Income before income taxes             29,980          --     50,356
Income tax provision                  (14,110)      4,648    (18,758)
                                      --------               --------

Net income                          $  15,870          --  $  31,598
                                      ========               ========

Per share data:
Net income per common and common
 equivalent share (diluted)         $    0.65          --  $    1.30
Weighted average shares used in
 computing net income per common
 and common equivalent share
 (diluted)                             24,384          --     24,384


    Investor conference call

    Pediatrix Medical Group, Inc. will host an investor conference call to discuss the quarterly results at 10 a.m. (EST) today. During that call, members of Pediatrix's management team are expected to discuss quarterly earnings guidance for 2006. The conference call Webcast may be accessed from the Company's website, www.pediatrix.com. A telephone replay of the conference call will be available from 1:30 p.m. Eastern Time today through midnight Eastern Time February 15, 2006 by dialing 800-475-6701, access code 816253. The replay will also be available at www.pediatrix.com.

    About Pediatrix

    Pediatrix Medical Group, Inc. (NYSE: PDX) is the nation's leading provider of newborn, maternal-fetal and pediatric physician subspecialty services. Pediatrix physicians and advanced nurse practitioners are reshaping the delivery of maternal-fetal and newborn care by identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 NICUs, and through Obstetrix, its perinatal physicians provide services in many markets where Pediatrix's neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 850 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

    Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our results of operations, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors".


                    Pediatrix Medical Group, Inc.
                  Consolidated Statements of Income

                           Three months ended       12 months ended
                               December 31,            December  31,
                              2005      2004          2005      2004
                           --------  --------      --------  --------
                               (Unaudited)        (Unaudited)
                           (in thousands, except for per share data)
                          -------------------------------------------

Net patient service
 revenue                  $177,695  $160,993      $693,700  $619,629
                           --------  --------      --------  --------
Operating expenses:
   Practice salaries and
    benefits                98,115    91,406       393,137   350,354
    Practice supplies and
     other operating
     expenses                7,569     7,048        27,678    24,254
    General and
     administrative
    expenses                39,956    19,990       115,304    79,445
   Depreciation and
    amortization             2,400     2,355         9,915     9,353
                           --------  --------      --------  --------

Total operating expenses   148,040   120,799       546,034   463,406
                           --------  --------      --------  --------

Income from operations      29,655    40,194       147,666   156,223
                           --------  --------      --------  --------
    Operating Margin          16.7%     25.0%         21.3%     25.2%

Investment income              534       539         1,177       893
Interest expense              (209)     (441)       (2,262)   (1,295)
                           --------  --------      --------  --------

Income before income
 taxes                      29,980    40,292       146,581   155,821
Income tax provision       (14,110)  (14,507)      (57,544)  (57,542)
                           --------  --------      --------  --------

Net income                $ 15,870  $ 25,785      $ 89,037  $ 98,279
                           ========  ========      ========  ========

Per share data:
    Net income per common
     and common
     equivalent share
     (diluted)            $   0.65  $   1.10      $   3.72  $   3.97

    Weighted average
     shares used in
     computing net income
     per common and
     common equivalent
     share (diluted)        24,384    23,461        23,930    24,747


                      Balance Sheet Highlights
                                               As of         As of
                                           Dec. 31, 2005   Dec. 31,
                                            (Unaudited)       2004
                                           -------------- -----------
                                                 (in thousands)
Assets:
Cash & cash equivalents                       $   11,192  $    7,011
Short-term investments                            10,920       9,961
Accounts receivable, net                         111,725     107,860
Other current assets                              30,787      27,402
Other assets, property and equipment             735,779     636,655
                                               ----------  ----------
Total assets                                  $  900,403  $  788,889
                                               ==========  ==========

Liabilities and shareholders' equity:
Accounts payable & accrued expenses           $  164,749  $  128,991
Total debt                                         1,504      55,312
Other liabilities                                 42,359      33,555
                                               ----------  ----------
Total liabilities                                208,612     217,858
Shareholders' equity                             691,791     571,031
                                               ----------  ----------
Total liabilities and shareholders' equity    $  900,403  $  788,889
                                               ==========  ==========


                        Other Operating Data
                                                   12 Months  Ended
                                                      December 31,
                                                    2005        2004
                                               ----------  ----------
Number of:
Births                                           629,948     567,794
NICU Admissions                                   72,876      63,115
NICU Patient days                              1,347,064   1,195,936




    CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
             Bob Kneeley, 954-384-0175 Ext: 5300
             bob_kneeley@pediatrix.com